CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of of our report dated June 22, 2018 relating to our audits of the December 31, 2017 and 2016 financial statements of Beyond Commerce, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Haynie & Company
Haynie & Company
Salt Lake City, Utah
October 9, 2018